SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 5, 2007

priceline.com Incorporated
(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut		06854
(Address of principal office)		(zip code)

Registrant’s telephone number, including area code
(203) 299-8000

N/A
(Former name or former address, if changed since last report)

Item 5.02.      Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Priceline.com Incorporated (the “Company”) may, from time to time in the future, grant (a) performance share unit awards, (b) restricted stock awards and (c) restricted stock unit awards to its executive officers under the priceline.com 1999 Omnibus Plan, as amended, a stockholder approved plan, with the terms set forth in those agreements. Forms of award agreements are attached hereto as exhibit 10.1, 10.2 and 10.3, respectively, and are hereby incorporated by reference.

Item 9.01.  Financial Statements and Exhibits

(d)    Exhibits.

Exhibit 10.1+	Form of 2007 Performance Share Unit Agreement for awards under the 1999 Omnibus Plan, as amended.
Exhibit 10.2	Form of Restricted Stock Unit Agreement for awards under the 1999 Omnibus Plan, as amended.
Exhibit 10.3	Form of Restricted Stock Agreement for awards under the 1999 Omnibus Plan, as amended.

+ Portions of this document have been omitted pursuant to a confidential treatment request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

By:	/s/ Robert J. Mylod Jr.
Robert J. Mylod Jr.
Chief Financial Officer

Dated:  March 5, 2007

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 10.1+	Form of 2007 Performance Share Unit Agreement for awards under the 1999 Omnibus Plan, as amended

Exhibit 10.2	Form of Restricted Stock Unit Agreement for awards under the 1999 Omnibus Plan, as amended.

Exhibit 10.3	Form of Restricted Stock Agreement for awards under the 1999 Omnibus Plan, as amended

+ Portions of this document have been omitted pursuant to a confidential treatment request.